                         TAX INDEMNIFICATION AGREEMENT

                  This Tax Indemnification Agreement (the "Agreement") is made as of the 8th day of May, 1998, by and among Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Partnership") and those of the Members of First Commercial Development Company who are listed on Schedule 1 hereto (together, the "Members").

                                  WITNESSETH:

                  WHEREAS, the Members have executed that certain Amendment to Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P., dated as of the 8th day of May, 1998 (the "Partnership Agreement"); and

                  WHEREAS, the Members received their limited partnership interests in the Partnership in exchange for the contribution to or at the direction of the Partnership of certain assets listed on Schedule 2 hereto (the "Contributed Property") in a transaction to which Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") applied; and

                  WHEREAS, at the time of the contribution, the Members had unrealized built-in gain (as defined in Treasury Regulation Section 1.704-3(a)(3)) in each Asset as set forth on Schedule 3 hereto; and

                  WHEREAS, the Partnership is willing to reimburse and indemnify each of the Members for possible tax on the built-in gain of any Member in the Assets under the limited circumstances set forth herein;

                  WHEREAS, at the time of the contribution, the Members had negative tax capital accounts in First Commercial Development Company, a Pennsylvania limited partnership ("First Commercial"); and

                  WHEREAS, the Partnership is willing to reimburse and indemnify each of the Members for possible tax on the negative tax capital account of any Member in the Partnership or First Commercial under the limited circumstances set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   AGREEMENT

                  1. Definitions. As used in this Agreement, the capitalized terms shall have the respective meanings ascribed to them in this Section 1. Capitalized terms not defined herein, shall have the meanings ascribed to them in the Partnership Agreement.


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                  "Assets" means the Contributed Property and the Real
Properties, collectively.

                  "Built-in Gain" means the unrealized built-in gain of the Members in the Assets, individually and cumulatively, as determined from time to time in accordance with Section 704(c) of the Code and Treasury Regulation
Section 1.704-3(a)(3) and the Partnership Agreement and consistent with the information set forth on Schedule 3 hereto.

                  "Covered Sale Tax Liabilities" means any Incremental federal, state and local taxes (collectively "Taxes") imposed on any realized and recognized Built-in Gain of a Member that is caused by a sale or distribution by the Partnership of one or more of the Assets (other than a distribution to one or more Members) during the Sale Event Period and to which Section 704(c) of the Code applies.

                  "Covered Capital Account Tax Liabilities" means any Incremental Taxes imposed on any realized and recognized Section 731(a) Gain of a Member which is caused by a repayment during the Repayment Event Period of indebtedness of the Partnership, whether or not currently outstanding or by a repayment by First Commercial during the Repayment Event Period of indebtedness of First Commercial, whether or not currently outstanding.

                  "First Commercial" means First Commercial Development Company.

                  "Incremental" means the additional Taxes imposed as a result of a Sale Event or a Repayment Event as compared with the individual tax liability determined without taking into account the Sale Event or Repayment Event which gave rise to the Taxes.

                  "Qualified Liabilities of the Partnership" means indebtedness under any of the Revolving Credit Facility, Replacement Debt, or Other Debt, each as defined under the Guaranty and Indemnification instruments of even date herewith which have been executed by each of the Members who are parties to this Agreement for the benefit of Brandywine Realty Trust, the general partner of the Partnership.

                  "Qualified Liabilities of First Commercial" means indebtedness under any of the Credit Facility, Replacement Debt, or Other Debt, each as defined under the Guaranty and Indemnification instruments of even date herewith which have been executed by certain of the Members who are parties to this Agreement for the benefit of Brandywine F.C., L.L.C., the general partner of First Commercial.

                  "Real Properties" means the real properties listed on
Schedule 4 hereto.

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                  "Repayment Event Period" means with respect to a given Member the period ending the earliest to occur of (i) the tenth anniversary of this Agreement or (ii) the death of the Member.

                  "Sale Event Period" means the period ending December 31,
2002.

                  "Section 731(a) Gain" means the gain of the Members, individually and cumulatively, as determined from time to time on December 31st of each year during the Repayment Event Period, in accordance with
Section 731(a) and Treasury Regulation 1.731-1 and the Partnership Agreement, which arises from the lack of Qualified Liabilities of the Partnership and/or Qualified Liabilities of First Commercial on such December 31st allocable to the Members under Section 752 and Treasury Regulation 1.752.

                  2. Indemnification for Tax on Built-in Gain.

                     a. Within 90 days following the occurrence of a sale or distribution by the Partnership (collectively "Sale Event") of one of more of the Assets during the Sale Event Period, other than a distribution to a Member, to which Section 704(c) of the Code applies, which causes the Covered Sale Tax Liabilities to become fixed and determined, the Partnership agrees that it shall make a payment to each applicable Member (other than distributions to the partners of the Partnership pursuant to Section 6.1 of the Partnership Agreement) such that such Member shall receive, as payment pursuant to this Section 2.a, an amount equal to the sum of (i) Covered Sale Tax Liabilities incurred by such Member which arise from such Sale Event plus
(ii) any additional federal, state and local taxes (excluding interest and all penalties other than a Section 6662 tax penalty, as defined in the Internal Revenue Code of 1986, which was caused by the Partnership) which may be imposed on the payment to such Member under clause (i) of this sentence.

                     b. Within 90 days following December 31st of a given year during the Repayment Event Period in which the Covered Capital Account Tax Liabilities become fixed and determined so that a Member becomes liable for all or any part of the Covered Capital Account Tax Liabilities ("Repayment Event"), the Partnership agrees that it shall make a payment to such Member (other than distributions to the partners of the Partnership pursuant to Section 6.1 of the Partnership Agreement) such that such Member shall receive, as payment pursuant to this Section 2.b, an amount equal to the sum of (i) Covered Capital Account Tax Liabilities incurred by such Member which arise from such Repayment Event plus (ii) any additional federal, state and local taxes (excluding interest and all penalties other than a Section 6662 tax penalty, as defined in the Internal Revenue Code of 1986, which was caused by the Partnership) which may be imposed on the payment to such Member under clause (i) of this sentence.

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                     c. Notwithstanding Section 2.a above, Taxes on the
Built-in Gain of any Member arising as a result of (i) the sale or distribution of the Assets after the Sale Event Period or (ii) the disposition, transfer or conversion by any Member of its limited partnership interest in the Partnership at any time (including during the Sale Event Period), shall be the sole obligation of such Member, and the Partnership shall not have any obligation to make a payment under this Section 2 and shall have no other liability therefor under this Agreement or otherwise.

                     d. Notwithstanding Section 2.b above, Taxes on the
Section 731(a) Gain of any Member arising as a result of (i) a Repayment Event after the Repayment Event Period or (ii) a Repayment Event which occurs after a Sale Event (whether or not the Sale Event occurs during or after the Sale Event Period) which results in the Member no longer having a negative capital account, or (iii) the disposition, transfer or conversion by any Member of its limited partnership interest in the Partnership or its limited partnership interest in First Commercial at any time (including during the Repayment Event Period), shall be the sole obligation of such Member, and the Partnership shall not have any obligation to make a payment under this Section 2 and shall have no other liability therefor under this Agreement or otherwise.

                  3. Initial Determination of its Built-in Gain and Capital Accounts. The Members estimate that as of the date of their initial contribution to the Partnership, the aggregate of the Built-in Gain of all of the Members in the Assets is approximately $18,000,000, the aggregate of the negative capital accounts in the Partnership and First Commercial collectively is approximately $11,000,000, and the aggregate Built-in-Gain of all the Members and the negative capital account of each of the Members are as set forth on Schedule 3 hereto.

                  4. Term. The term of this Agreement shall commence as of the date of this Agreement and shall expire, with respect to a Member, on the earliest to occur of the following: (i) the death of the Member, (ii) a Sale Event after the Sale Event Period which involves all of the remaining Assets, and (iii) the disposition, transfer or conversion by any Member of its limited partnership interest in the Partnership at any time (including during the Sale Event Period).

                  5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.

                  6. Counterparts. This Agreement may be executed in one or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same Agreement.

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                  IN WITNESS WHEREOF, this Tax Indemnification Agreement has been duly executed and delivered by the respective parties on the date first above written.


                                 PARTNERSHIP:

                                 BRANDYWINE OPERATING PARTNERSHIP,
                                 L.P., a Delaware limited partnership
                                 By: Brandywine Realty Trust, its sole general partner

                                 By: /s/ Gerard H. Sweeney
                                     -----------------------------------------
                                         Gerard H. Sweeney
                                         President and Chief Executive Officer


                                 THE MEMBERS OF FIRST COMMERCIAL
                                 DEVELOPMENT COMPANY AS LISTED ON
                                 SCHEDULE 1 HERETO



                                 /s/ John S. Trogner, Sr.              (Seal)
                                 -------------------------------------
                                 John S. Trogner, Sr., individually


                                 /s/ John S. Trogner, Jr.              (Seal)
                                 -------------------------------------
                                 John S. Trogner, Jr., individually


                                 /s/ Blair S. Trogner, Sr.             (Seal)
                                 -------------------------------------
                                 Blair S. Trogner, Sr., individually


                                 /s/ Emma B. Trogner                   (Seal)
                                 -------------------------------------
                                 Emma B. Trogner, individually


                                 /s/ Ronalee B. Trogner                (Seal)
                                 -------------------------------------
                                 Ronalee B. Trogner, individually


                                 /s/ Candis C. Trogner                 (Seal)
                                 -------------------------------------
                                 Candis C. Trogner, individually

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                                  SCHEDULE 1


1.  John S. Trogner, Sr.

2.  John S. Trogner, Jr.

3.  Blair S. Trogner, Sr.

4.  Emma B. Trogner

5.  Ronalee B. Trogner

6.  Candis C. Trogner

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                                  SCHEDULE 4

                                REAL PROPERTIES


A. 150 Corporate Center Drive, East Pennsboro Township, Cumberland County, Pennsylvania (Lot 1A, CAMP HILL CORPORATE CENTER), Tax Parcel No. 09181304132B;

B. 200 Corporate Center Drive, East Pennsboro Township, Cumberland County, Pennsylvania (Lot 2, CAMP HILL CORPORATE CENTER), Tax Parcel No. 09181304132;

C. 300 Corporate Center Drive, East Pennsboro Township, Cumberland County, Pennsylvania (Lot 3, CAMP HILL CORPORATE CENTER), Tax Parcel No. 09181304132C;

D. 500 Nationwide Drive, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 2-B, CORPORATE CENTER 81), Tax Parcel No. 62-23-57;

E. 600 Corporate Circle, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 3-D, CORPORATE CENTER 81), Tax Parcel No. 62-23-61;

F. 800 Corporate Circle, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 4-C, CORPORATE CENTER 81), Tax Parcel No. 62-23-64;

G. 200 Nationwide Drive, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 3-A, CORPORATE CENTER 81), Tax Parcel No. 62-23-59;

H. 2401 Park Drive, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 22, COMMERCE PARK, Plan 5), Tax Parcel No. 62-21-161;

I. 2404 Park Drive, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 16, COMMERCE PARK, Plan 5), Tax Parcel No. 62-21-160;

J. 2405 Park Drive, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 21, COMMERCE PARK, Plan 6), Tax Parcel No. 62-21-166; and

K. 2407 Park Drive, Harrisburg, Susquehanna Township, Dauphin County, Pennsylvania (Lot 20, COMMERCE PARK, Plan 9), Tax Parcel No. 62-21-182.